FORM 8-K/A


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

        ---------------------------------------------------------------


                                   FORM 8-K/A
                       AMENDMENT TO APPLICATION OR REPORT
                     pursuant to Section 12, 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934

                       UNITED DOMINION REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

                                AMENDMENT NO. 1

         The undersigned registrant hereby amends its Current Report on Form 8-K dated December 31, 1996, which was filed with the Securities and Exchange Commission on January 15, 1997, to include the Financial Statements of Businesses Acquired and the Consolidated Pro Forma Condensed Financial Statements and Notes thereto, as set forth on the pages attached hereto.

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired
         (b)      Pro Forma Financial Information
         (c)      Exhibits
                  (23)     Consent of experts


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 UNITED  DOMINION  REALTY  TRUST, INC.
                                 -------------------------------------
                                         (Registrant)



                                 /s/ Jerry A. Davis
                                 -------------------------------------
                                 Jerry A. Davis
                                 Vice-President & Corporate Controller

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  Description                                       Location

(a)               Financial Statements of Business Acquired        3 through 20

(b)               PRO FORMA Financial Information                 21 through 30

(c)               Exhibits
                  (23)     Consents of Independent Auditors            31

                         SOUTH WEST PROPERTY TRUST INC.
                       CONSOLIDATED FINANCIAL STATEMENTS

                  For the three years ended December 31, 1996

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



Report of Independent Auditors............................................... 3
Consolidated Financial Statements:
     Consolidated Statements of Operations for the years ended December 31,
            1996, 1995 and 1994.............................................. 4

     Consolidated Balance Sheets at December 31, 1996 and 1995............... 5

     Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1996, 1995 and 1994........................... 6

     Consolidated Statements of Cash Flows for the years ended December 31,
            1996, 1995 and 1994.............................................. 7

     Notes to Consolidated Financial Statements.............................. 9

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
     United Dominion Realty Trust, Inc.

            We have audited the accompanying consolidated balance sheets of South West Property Trust Inc. ("SWP") and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of SWP's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SWP and subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                     ERNST & YOUNG LLP


Dallas, Texas
March 4, 1997

                         SOUTH WEST PROPERTY TRUST INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                        Years ended December 31,
                                                                            -------------------------------------------------
                                                                                   1996              1995              1994
                                                                                   ----              ----              ----
Revenues:
     Rental operations............................................          $      82,169       $    70,396     $      57,625
     Other income.................................................                    976             1,466             1,303
                                                                              -----------        ----------       -----------
                                                                                   83,145            71,862            58,928
                                                                              -----------        ----------       -----------

Expenses:
     Property operating expenses:
         Personnel................................................                  8,802             7,705             6,556
         Utilities................................................                  5,492             4,940             4,259
         Repairs and maintenance..................................                  6,529             6,556             5,617
         Real estate taxes........................................                  8,631             6,499             5,266
         Marketing and other operating............................                  8,789             7,301             6,107
                                                                              -----------        ----------       -----------
                                                                                   38,243            33,001            27,805

     Depreciation and amortization................................                 13,777            12,697            10,236
     Debenture and mortgage interest..............................                 14,126            10,878             8,470
     Interest forfeited by debentureholders upon conversion.......                                      220               115
     General and administrative...................................                  3,133             2,037             2,278
                                                                              -----------        ----------       -----------
                                                                                   69,279            58,833            48,904
                                                                              -----------        ----------       -----------
Operating income..................................................                 13,866            13,029            10,024
Minority interest in net (income) loss of
     consolidated partnerships....................................                              (         8)     (         61)
Gain on sale of real estate assets................................                                       10
                                                                              -----------        ----------      ------------
Income before extraordinary losses............................                     13,866            13,031             9,963
Extraordinary losses (Note 12)....................................           (     10,677)
                                                                              -----------
Net income........................................................          $       3,189     $      13,031     $       9,963
                                                                             ============       ===========      ============

Primary and fully-diluted earnings per share:
     Income before extraordinary losses.......................              $         .66     $         .70     $         .64
     Extraordinary losses.........................................           (        .51)
                                                                              -----------       -----------      ------------
     Net income...................................................          $         .15     $         .70     $         .64
                                                                             ============       ===========      ============


                             See accompanying notes.

                         SOUTH WEST PROPERTY TRUST INC.
                           CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)


                                                                                               December 31,
                                                                                  -----------------------------------------
                                                                                        1996                       1995
                                                                                        ----                       ----
ASSETS

Real estate investments:
     Property:
         Land.........................................................            $        51,749           $        44,584
         Buildings and improvements...................................                    406,023                   311,694
                                                                                     ------------              ------------
                                                                                          457,772                   356,278
         Less accumulated depreciation................................              (      83,127)            (      69,584)
                                                                                     ------------              ------------
                                                                                          374,645                   286,694
     Construction in progress.........................................                     29,173                    69,436
                                                                                     ------------              ------------
                                                                                          403,818                   356,130

Cash and cash equivalents.............................................                        153                     2,406
Cash reserved for additions to property, including $587
     and $2,413 of restricted cash in 1996 and 1995...................                      5,075                     4,643
Escrow deposits.......................................................                      5,991                     6,708
Deferred charges, less accumulated amortization of $2,566
     and $1,664 in 1996 and 1995, respectively........................                      3,052                     4,448
Other assets, net.....................................................                      2,988                     3,830
                                                                                     ------------              ------------
                                                                                  $       421,077           $       378,165
                                                                                    =============             =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Mortgage loans payable................................................            $        98,786           $       129,286
Construction loans payable............................................                                               32,256
Revolving line of credit..............................................                    125,035                    16,500
Accounts payable and accrued expenses.................................                     15,466                     9,104
Dividends payable.....................................................                      5,497                     5,112
Accrued interest......................................................                        727                       557
Tenant security deposits..............................................                      1,896                     1,878
                                                                                     ------------              ------------
                                                                                          247,407                   194,693
                                                                                     ------------              ------------

Stockholders' equity (deficit):
     Preferred stock, $.01 par value; 10,000,000 shares
         authorized, none issued......................................
     Common stock, $.01 par value; 50,000,000 shares authorized,
         21,049,321 and 20,319,405 shares issued and outstanding
         at December 31, 1996 and 1995, respectively..................                        211                       203
     Paid-in capital..................................................                    239,722                   231,208
     Accumulated deficit..............................................              (      66,263)            (      47,939)
                                                                                     ------------              ------------
                                                                                          173,670                   183,472
                                                                                     ------------              ------------
                                                                                  $       421,077           $       378,165
                                                                                    =============             =============


                             See accompanying notes.

                         SOUTH WEST PROPERTY TRUST INC.
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                                                                       Total
                                                                                                                    Stockholders'
                                                                  Common Stock        Paid-In       Accumulated        Equity/
                                                             Shares       Amount      Capital         Deficit         (Deficit)
                                                             ------       ------      -------       -----------     -------------
Balance, December 31, 1993.........................        14,527,119    $  145    $    172,283    $    (37,608)      $   134,820
     Net income....................................                                                       9,963             9,963
     Sale of common stock, net of offering costs...           115,000         1           1,403                             1,404
     Exercise of options for common stock..........            55,000         1             646                               647
     Conversion of debentures to common stock......         1,484,900        14          14,333                            14,347
     Common stock dividends declared,
         $.91 per share............................                                                     (14,329)          (14,329)
                                                      ---------------      ----       ---------        --------         ---------

Balance, December 31, 1994.........................        16,182,019       161         188,665         (41,974)          146,852
     Net income....................................                                                      13,031            13,031
     Repurchase common stock.......................          (115,000)       (1)         (1,508)                           (1,509)
     Sale of common stock, net of offering costs...         2,711,853        27          30,648                            30,675
     Exercise of options for common stock, net
         of stock tendered in payment..............           189,033         2           2,036                             2,038
     Notes receivable from common stock options
         exercised.................................                                      (1,945)                           (1,945)
     Conversion of debentures to common stock......         1,351,500        14          13,312                            13,326
     Common stock dividends declared,
         $1.00 per share...........................                                                     (18,996)          (18,996)
                                                      ---------------      ----       ---------        --------          --------

Balance, December 31, 1995.........................        20,319,405       203         231,208         (47,939)          183,472
     Net income....................................                                                       3,189             3,189
     Sale of common stock, net of offering costs...           167,664         2           2,227                             2,229
     Exercise of options for common stock,
         net of stock tendered in payment..........           562,252         6           6,489                             6,495
     Notes receivable from common stock
         options exercised, net of repayments......                                      (4,728)                           (4,728)
     Forgiveness of notes receivable...............                                       4,526                             4,526
     Common stock dividends declared,
         $1.04 per share...........................                                                     (21,513)          (21,513)
                                                      ---------------      ----       ---------       ---------          --------

Balance, December 31, 1996.........................        21,049,321    $  211    $    239,722     $   (66,263)      $   173,670
                                                      ===============     =====     ===========      ==========        ==========


                            See accompanying notes.

                         SOUTH WEST PROPERTY TRUST INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)




                                                                          Years ended December 31,
                                                         ----------------------------------------------------------

                                                                1996                1995                 1994
                                                                ----                ----                 ----
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
     Cash received from rental operations..............  $       82,617       $      70,824       $       57,755
     Cash received from other sources..................             835               1,473                1,246
     Operating expenses paid...........................         (39,266)            (34,173)             (33,008)
     Interest paid.....................................         (12,661)            (10,469)              (8,061)
                                                            ------------         -----------         ------------
         Net cash provided by operating activities.....           31,525              27,655               17,932
                                                            ------------         -----------         ------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
     Purchase of properties............................                               (3,031)             (58,317)
     Proceeds from sale of real estate.................                                2,814
     Cost of construction in progress..................          (48,094)            (60,405)             (25,592)
     Additions to properties...........................          (13,138)             (6,441)              (7,764)
     Purchase additional partnership interests.........                               (1,593)              (2,259)
     Withdrawals from (additions to) capital
         improvement reserves..........................             (432)               (726)               1,269
     Proceeds from mortgage notes receivable...........                                6,279
     Receipts on mortgage notes receivable.............                                  108                  159
     Prepaid acquisition costs.........................                                 (214)                (761)
     Insurance claim reimbursements (advances).........               56                (195)                (218)
                                                            ------------         -----------         ------------
         Net cash used in investing activities.........          (61,608)            (63,404)              (93,483)
                                                            ------------         -----------         ------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
     Net proceeds from issuance of common stock........            2,229              30,675                1,404
     Cash received from mortgage loans.................                                1,000               50,000
     Repayment of mortgage loans.......................          (27,974)
     Cash received from construction loans.............           25,353              38,280                4,584
     Repayment of construction loans...................          (57,609)
     Revolving line of credit draws....................          108,535              23,800               27,700
     Revolving line of credit payments.................                              (35,000)
     Mortgage and notes payable principal payments.....           (2,526)             (2,391)              (4,479)
     Repayment of Debentures...........................                                  (14)
     Payment of loan costs.............................             (817)               (459)              (2,932)
     Proceeds from exercise of warrants and options....            1,591                  93                  647
     Payments received on notes receivable.............              176
     Repurchase common stock...........................                               (1,509)
     Dividends and cash distributions..................          (21,128)            (17,654)             (13,780)
                                                            ------------         -----------         ------------
         Net cash provided by financing activities.....           27,830              36,821               63,144
                                                            ------------         -----------         ------------

Net increase (decrease) in cash and cash equivalents...           (2,253)              1,072              (12,407)

Cash and cash equivalents at beginning of year.........            2,406               1,334               13,741
                                                            ------------         -----------          -----------

Cash and cash equivalents at end of year...............   $          153       $       2,406       $        1,334
                                                            ============         ===========         ============


                            See accompanying notes.

                         SOUTH WEST PROPERTY TRUST INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                          Years ended December 31,
                                                                           ------------------------------------------------------


                                                                                 1996               1995                1994
                                                                                 ----               ----                ----
RECONCILIATION OF NET INCOME TO NET
     CASH PROVIDED BY OPERATING ACTIVITIES:
        Net income.......................................................  $        3,189      $      13,031      $       9,963
        Write-off of unamortized loan costs..............................             921
        Forgiveness of notes receivable principal and accrued interest...           4,678
        Depreciation of real estate assets...............................          13,447             12,304               9,746
        Depreciation and amortization of other assets....................             330                393                 545
        Amortization of loan costs.......................................           1,295                965                 414
        Interest forfeited by debentureholders upon conversion...........                                220                 115
        Adjustment for rental guaranty...................................                                                   (193)
        Amortization of note receivable discount.........................                                (17)                (58)
        Gain on sale of real estate assets...............................                                (10)
        Minority interest in income (loss) of
           consolidated partnerships.....................................                                  8                  61
        (Increase) decrease in other assets..............................             398               (393)             (3,528)
        (Increase) decrease in escrow deposits...........................             717               (314)             (2,994)
        Increase (decrease) in accounts payable
           and accrued expenses..........................................           6,362             (1,929)             (3,765)
        Increase (decrease) in accrued interest..........................             170               (608)                (60)
        Increase in tenant security deposits.............................              18                147                 156
                                                                              -----------         ----------         -----------
           Net cash provided by operating activities.....................  $       31,525      $      27,655      $       17,932
                                                                             ============        ===========        ============


                             See accompanying notes.

                         SOUTH WEST PROPERTY TRUST INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1996



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            ORGANIZATION - South West Property Trust Inc., formerly Southwestern Property Trust, Inc. ("SWP" or the "Company"), a Maryland corporation, was formed in 1992 for the purpose of acquiring all of the assets subject to the liabilities of Southwest Realty, Ltd. ("SRL") in connection with the reorganization of SRL into a corporation which would elect to qualify as a real estate investment trust ("REIT") for federal income tax purposes. SWP is a self-administered fully integrated, equity REIT that has acquired, developed and managed apartment properties since 1973. SWP's portfolio currently has approximately 80% of its apartment units in Texas with remaining units in Arizona, Arkansas, North Carolina, Nevada, Oklahoma and New Mexico. Effective December 31, 1996, the Company merged into United Dominion Realty Trust, Inc. ("UDR") (the "Merger"). The Merger was effected by an exchange of 1,0833 shares of UDR's common stock for each share of SWP's common stock. As a result of the Merger, the Company ceased to exist. (See Note 11).

            CONSOLIDATION AND PRESENTATION - The consolidated financial statements for the year ended December 31, 1996, reflects the financial position and results of operations of the Company immediately prior to the Merger. The consolidated financial statements include the accounts of the Company, its wholly owned corporate subsidiaries, and the partnerships in which the Company owns at least a 50% controlling interest. The portion of net income or loss attributable to minority interests in consolidated partnerships is presented as a single line item in the Company's statement of operations. Investments in partnerships in which the Company owns less than a 50% interest are accounted for on the equity method. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current presentation.

            USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

            PROPERTIES - Properties are stated at the Company's cost or the historical cost of SRL. For financial reporting purposes, the properties are depreciated over their estimated useful lives ranging from 5 to 35 years using the straight-line method.

            In March 1995, the FASB issued Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 in 1995 and the adoption had no effect.

            INCOME TAXES - The Company has elected to be taxed as a REIT under the Internal Revenue Code. Under the Internal Revenue Code, if certain requirements are met in a taxable year, a corporation that is treated as a REIT will generally not be subject to federal income tax with respect to income which it distributes to its stockholders. The Company made distributions in excess of its taxable income for 1996, 1995 and 1994. Accordingly, no provision for income taxes has been reflected in the statements of operations.

            Earnings and profits, which will determine the taxability of distributions to stockholders, will differ from net income reported for financial reporting purposes, due primarily to differences in the historical cost and tax bases of the assets and the estimated useful lives used to compute depreciation.

            CASH AND CASH EQUIVALENTS - Cash and cash equivalents consist primarily of cash in demand deposit and money market accounts and short-term commercial paper carried at cost, which approximates fair value. Highly liquid debt instruments purchased with a maturity of three months or less are considered to be cash equivalents.

            CASH RESERVED FOR ADDITIONS TO PROPERTY - At December 31, 1996 and 1995, the Company has set aside cash reserves in the amount of $4,488,000 and $2,230,000, respectively, to provide for the payment of planned additions to its wholly-owned properties. In addition, reserves in the amount of $587,000 and

                         SOUTH WEST PROPERTY TRUST INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)

$2,413,000 at December 31, 1996 and 1995, respectively, are being held by trustees and certain mortgage holders for recurring replacements to the properties which secure the REMIC Financing (see Note 5) and two other first mortgages. The carrying amount of these deposits approximates their fair value.

            ESCROW DEPOSITS - Escrow deposits consist of amounts on deposit with lenders for payment of property taxes and insurance premiums.

            DEFERRED CHARGES - Deferred charges include loan origination costs, commitment fees and debt issue costs which are amortized over the life of the related debt.

            OTHER ASSETS - Other assets consist primarily of office furniture, fixtures and equipment, miscellaneous accounts receivable and prepaid expenses. Furniture, fixtures and equipment are depreciated over their estimated useful lives ranging from three to five years using the straight-line method.

            REVENUE RECOGNITION - The apartment properties are leased to individual tenants on short-term leases. Rental revenue is recognized monthly as it is earned.

            EARNINGS PER SHARE - Earnings per share is based on the net income or loss attributable to the common stock and the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the periods presented. Earnings per share for the years ended December 31, 1996, 1995 and 1994 were based on 20,937,430, 18,627,322 and 15,633,291, respectively, weighted average shares of common stock outstanding.

            The number of shares assumed outstanding related to options to purchase common stock has been calculated by application of the treasury stock method. The Company's Debentures were not common stock equivalents as defined under generally accepted accounting principles and, therefore, during the years they were outstanding, were not considered in the primary earnings per share computations and are antidilutive to the computation of fully-diluted earnings per share.


NOTE 2 - ACQUISITION OF PROPERTIES

            In August 1995, the Company sold the Meridian Business Park located in Oklahoma City, Oklahoma, for total consideration of $3,000,000. In September 1995, the Company sold the third-party property management business in Little Rock, Arkansas, for total consideration of $25,000. The Company recognized a net gain on the sale of real estate assets of $10,000 from these two transactions.

            In August 1995, the Company acquired the remaining ownership interests in Foxfire Apartments, Phases I and II, located in Dallas, Texas, for a gross purchase price of $5,493,000 and subject to two first mortgage loans. Prior to the purchase, the Company held a 5% interest in the partnership which owned Phase I of the property. The Company sold its partnership interest immediately prior to this acquisition for $128,000.

            In March, May and June 1994, the Company purchased six apartment properties (in separate transactions) aggregating 1,734 units for a total purchase price of $50,350,000. Funds for the acquisitions came primarily from the second phase of the REMIC Financing which closed on June 30, 1994 (see Note
5). The properties are located in Fort Worth and Euless, Texas; Little Rock, Arkansas; and Raleigh, North Carolina. In September and November 1994, the Company purchased two apartment properties (in separate transactions) aggregating 600 units for a total purchase price of $22,633,000. Funds for the acquisitions came primarily from draws on the line of credit (see Note 7). The properties are located in Las Vegas, Nevada, and Grapevine, Texas (a Dallas suburb).

                         SOUTH WEST PROPERTY TRUST INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)


NOTE 3 - NONCASH INVESTING AND FINANCING ACTIVITIES (IN THOUSANDS)


For the year ended December 31, 1996:
     Forgiveness of notes and interest receivable related to stock options exercised.....    $   4,678
                                                                                               =======

     Write-off of unamortized loan costs related to mortgage notes repaid................          321
     Write-off of loan costs paid in connection with loan negotiations
         abandoned because of the merger.................................................          600
                                                                                               -------
                                                                                             $     921
                                                                                               =======

For the year ended December 31, 1995:

Conversion of debentures into 1,351,500 shares of common stock as follows -
     Principal amount of debentures converted............................................    $  13,515
     Accrued interest forfeited by debenture holders upon conversion.....................          220
     Unamortized debenture issue costs at date of conversion.............................     (    409)
                                                                                               -------
                                                                                             $  13,326
                                                                                               =======

In connection with the acquisition of the Foxfire Phase I Apartments the
     Company assumed first lien mortgage debt and other liabilities as follows -
         Fair value of property acquired.................................................    $   5,154
         Mortgage debt assumed...........................................................     (  2,798)
         Tenant security deposits, property tax, accrued interest
              and other assets and liabilities assumed...................................           77
                                                                                               -------
                                                                                             $   2,433
                                                                                               =======

For the year ended December 31, 1994:

Conversion of debentures into 1,484,900 shares of common stock as follows -
     Principal amount of debentures converted............................................    $  14,849
     Accrued interest forfeited by debenture holders upon conversion.....................          115
     Unamortized debenture issue costs at date of conversion.............................     (    617)
                                                                                               -------
                                                                                             $  14,347
                                                                                               =======

In connection with the acquisitions of the Turtle Creek Apartments and the
     Sunset Pointe Apartments, the Company assumed first lien mortgage debt and other liabilities as follows -
         Fair value of property acquired.................................................    $  22,454
         Mortgage debt assumed...........................................................     ( 14,058)
         Tenant security deposits, property tax and accrued interest
              liabilities assumed........................................................     (    190)
                                                                                               -------
                                                                                             $   8,206
                                                                                               =======




NOTE 4 - MORTGAGE NOTES RECEIVABLE

            As of December 31, 1994, the Company had a seven-year purchase money all-inclusive note receivable collateralized by the Highland Oaks Apartments with a balance outstanding of $3,636,000. Monthly installments of $31,875, including principal and interest at 9.625% per annum, were payable on the underlying first mortgage loan until its maturity in April 1995. In February 1995, the maturity date was extended to April 30, 1995. On April 27, 1995, the borrower repaid the notes.

                        SOUTH WEST PROPERTY TRUST INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)


            On June 4, 1993, the Company acquired the first mortgage loan on the Phase I Foxfire Apartments in Dallas (in which the Company held a 5% partnership interest) for $2,645,000. Under the terms of a modified loan agreement, the Company also advanced an additional $162,000 for capital improvements to the property. On June 16, 1995, the borrower repaid the note in full.

            In 1993, the Company purchased the first mortgage loan on the Phase II Foxfire Apartments in Dallas. In June 1995, the partnership owning the Phase II Foxfire Apartments refinanced its mortgage and repaid the Company's mortgage note receivable.


NOTE 5 - MORTGAGE LOANS PAYABLE

            GENERAL - Mortgage loans payable are collateralized by land, buildings and improvements and are non-recourse to the Company. The carrying values of the mortgage loans payable approximate fair value.



                                                                                        Balance at December 31,       Balance
                                         Interest          Due or       Original       -----------------------        Due at
                                           Rate          Call Date       Amount         1996             1995         Maturity
                                         --------         ---------     --------        ----             ----         --------
MORTGAGE LOANS PAYABLE:

First Mortgage REMIC Financing....         7.01%           12/10/00      $   50,000     $   46,289      $   47,647     $  39,953

First Mortgage REMIC Financing....         8.50%           02/10/01          50,000         47,444          48,566        41,735

Oak Forest.......................      LIBOR + 2.25%       06/30/97          10,864                         10,609

Sunset Pointe.....................         8.50%           06/01/96           8,873                          8,873

Turtle Creek......................         8.50%           10/01/99           5,248          5,053           5,110         4,891

High Ridge........................         8.50%           01/01/00           4,865                          4,693

Foxfire - Dallas..................     COFI + 2.75%        07/01/25           3,800                          3,788
                                                                            -------       --------        --------      --------

    Total mortgage loans..........                                        $ 133,650     $   98,786      $  129,286    $   86,579
                                                                            =======       ========        ========      ========


            REMIC FINANCING - The Company, through wholly-owned subsidiaries, closed a $100,000,000 first mortgage financing package (the "REMIC Financing"). The two $50,000,000 phases of the REMIC Financing closed on June 30, 1994 and December 22, 1993. The REMIC Financing is collateralized by 27 of the Company's wholly-owned properties, bears interest at an average fixed rate of 7.75% per annum and is non-recourse to the Company. Monthly principal and interest payments in the amount of $821,893 are required.

            The REMIC Financing requires that a debt service coverage ratio of not less than 1.9 to 1.0 be maintained on the mortgaged properties (to be computed quarterly on the basis of the trailing four quarters). If such debt service coverage ratio falls to less than 1.6 to 1.0, after notice and failure to cure (which could be effected by paying down the principal), the Company is required to deposit all collections from the mortgaged properties into a debt service coverage reserve account until such time as the debt service coverage ratio equals or exceeds 1.9 to 1.0. As of December 31, 1996, the Company is in compliance.

            The mortgage loan documents also require the Company to maintain escrow deposits with the REMIC trustees for: (i) "basic carrying costs," i.e., insurance premiums, property taxes and management fees; (ii) capital improvements, at a rate of $100 per year per apartment unit; and (iii) tenant security deposits. As of December 31, 1996 and 1995, the Company had such escrow deposits with the REMIC trustees aggregating $4,942,000 and $8,347,000, respectively.

            OTHER MORTGAGE LOANS - In addition to the REMIC Financing, the Company has a non-recourse first mortgage payable secured by the Turtle Creek Apartments in the principal amount of $5,053,000 which bears interest at 8.5%, requires monthly payments of principal and interest of $40,353, and matures on October 1, 1999.

                         SOUTH WEST PROPERTY TRUST INC.

            In March 1996, the Company repaid the outstanding balances of $8,873,000 on the mortgage loan secured by the Sunset Pointe Apartments in Las Vegas, Nevada, and $10,693,000 on the mortgage loan secured by the Oak Forest Apartments in Lewisville, Texas, with funds drawn from the line of credit.

            In December 1996, the Company repaid the outstanding balances of $2,766,000 and $988,000 on the mortgage loans secured by the Foxfire Phase I and Phase II Apartments, respectively, in Dallas, Texas, and of $4,654,000 on the mortgage loan secured by the High Ridge Apartments in Dallas, Texas, with funds drawn from the line of credit.

            Under the terms of the loans, principal amortization requirements at December 31, 1996 are as follows for each of the next five years (in thousands):

                          Normal           Balloon
                       Amortization        Payments        Total
                       ------------        --------        -----

         1997          $    2,730      $               $    2,730
         1998               2,953                           2,953
         1999               3,171            4,891          8,062
         2000               3,216           39,953         43,169
         2001                 137           41,735         41,872
                         --------         --------       --------
                       $   12,207      $    86,579     $   98,786
                         ========        =========       ========

            All debt outstanding at December 31, 1996, bears interest at a weighted average rate of approximately 7.4%, and consists of interest rates ranging from 7.01% to 8.50%. Such debt has a weighted average maturity of 1.9 years, with maturity or call dates ranging from 1999 to 2001.


NOTE 6 - CONSTRUCTION OF PROPERTIES

            The construction projects are financed with construction loans for approximately 70% of the estimated project costs. The Company funds the initial 30% of the estimated project costs from available funds or from draws on its line of credit (see Note 7). Thereafter, construction lenders fund construction costs upon periodic draws in accordance with specific construction loan agreements.

            Below is a summary of the construction in progress activity for the years ended December 31, 1996 and 1995, respectively:

                                                         1996             1995
                                                         ----             ----

      Balance at beginning of year................  $    69,436      $   25,592
      Additions to construction in progress.......       48,094          60,405
      Completion of construction in progress and
          reclass to real estate assets...........    (  88,357)       ( 16,561)
                                                       --------         -------

             Balance at end of year...............  $    29,173      $   69,436
                                                      =========        ========

            In September 1996, the Company acquired, for approximately $1,250,000, a parcel of land adjacent to the Oak Forest Apartments in Lewisville, Texas, and has commenced construction of 260 additional apartment units.

                        SOUTH WEST PROPERTY TRUST INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)

CONSTRUCTION LOANS PAYABLE:

                                                                                       As of December 31,
                                                                       Maximum      -----------------------
                                                                       Amount           1996         1995
                                                                     ----------       -------        ----
Promontory Pointe...............     LIBOR + 2.25%       01/31/97    $   19,800     $            $  17,573

Ashley Oaks Phase II............     LIBOR + 2.25%       06/30/97         7,354                      6,297

Sierra Palms....................     LIBOR + 2.25%       12/29/96        12,402                      3,884

Copper Mill.....................     LIBOR + 2.00%       04/13/97        10,700                      4,501

Providence Court................     LIBOR + 2.00%       03/12/98        18,250                          1
                                                                         ------      --------     --------

    Total construction loans....                                      $  68,506    $    --       $  32,256
                                                                        =======      ========     ========



            During the fourth quarter of 1996, the Company repaid all of the construction loans with funds drawn from the line of credit and available cash.

            For the years ended December 31, 1996 and 1995, the Company has capitalized interest expense of approximately $2,782,000 and $2,561,000, respectively, related to construction and development of properties.


NOTE 7 - REVOLVING LINE OF CREDIT

            In September 1994, the Company obtained a revolving line of credit in the maximum amount of $75,000,000 from Lehman Brothers Holding ("LBH").
The line of credit, which is recourse to the Company, has a revolving period of 18 months, with a one-year extension at the lender's option, followed by an amortization period of two years. In October 1995, the Company requested and received a one-year extension to March 1997. The extension modified the interest rate during the revolving period from LIBOR plus 1.75% to LIBOR plus 1.50%. The agreement requires quarterly payments of a non-use fee equal to
 .25% per year calculated on the average unused portion of the line of credit. The Company can currently draw up to a total of $41,800,000 on the unsecured line of credit.

            In December 1996, the Company obtained a short-term $55,989,000 loan from LBH. The terms of the agreement state an interest rate of 7% and a maturity date of January 15, 1997. The loan is unsecured. The proceeds from the loan were used to repay construction and mortgage loans.

            At December 31, 1996, the Company had an interest rate swap agreement with a notional amount of $77,230,000. The Company has entered into the interest rate swap agreement to convert floating rate liabilities to fixed rate liabilities. The agreement fixes the interest rate on the Company's expected variable rate debt at 7.9% through April 1997. The Company does not hold or issue interest rate swap agreements for trading purposes. The Company is exposed to possible credit risk if the counterparty fails to perform, however, this risk is minimized by entering into the agreement with a highly rated counterparty. At December 31, 1996, there were no defaults under this agreement.


NOTE 8 - CONVERTIBLE DEBENTURES

            In 1992, the Company concluded an initial public offering of $55,000,000 in principal amount of 8% Convertible Debentures Due 2003. The Debentures could be converted into shares of common stock at any time after October 15, 1993 on the basis of $10.00 per share. In September 1995, the Company called the Debentures for redemption on October 16, 1995. As of October 16, 1995, $13,515,000 in principal amount of Debentures due were converted to 1,351,500 shares of common stock. In addition, $220,000 of accrued Debenture interest

                         SOUTH WEST PROPERTY TRUST INC.

that was forfeited by Debenture holders and $409,000 of unamortized Debenture issue costs were reclassified to equity. The remaining $14,000 in Debentures were redeemed for cash on October 16, 1995.

            During the year ended December 31, 1994, $14,849,000 in principal amount of Debentures was converted to 1,484,900 shares of common stock. In addition, $115,000 of accrued Debenture interest that was forfeited by Debenture holders during 1994 and $617,000 of unamortized Debenture issue costs were reclassified to equity.


NOTE 9 - RELATED PARTY TRANSACTIONS

            THE COMPANY - The Company generally receives a computer services fee, and property and asset management fees in consideration for services provided for properties in which the Company has ownership interests. There were no such fees in 1996. The Company received fees for these services aggregating $68,000 in 1995 and $75,000 in 1994 from affiliated, unconsolidated partnerships which have been included in other income for financial reporting purposes.


NOTE 10 - COMMITMENTS AND CONTINGENCIES

            OFFICE LEASES - The Company is obligated under a five-year lease for its main office in Dallas, Texas, which commenced in 1994. The Company is also obligated under leases for its regional offices. The regional office leases have terms ranging from nine months to five years. Minimum annual future rental payments under all leases are $254,000 in 1997, $260,000 in 1998, $197,000 in 1999, $11,000 in 2000 and $0 in 2001. The related rental  expense in 1996,  1995 and 1994 was $294,000, $261,000 and $243,000,
respectively.


NOTE 11 - STOCKHOLDERS' EQUITY (DEFICIT)

            CAPITAL STOCK - Common stockholders are entitled to one vote for each share held on all matters presented for a vote of stockholders. There is no right of cumulative voting in connection with the election of Directors. Stockholders are entitled to receive pro rata, any dividends declared by the Board of Directors in their discretion from funds legally available therefor. Upon liquidation or dissolution, stockholders are entitled to share ratably in all assets available for distribution to the stockholders, subject to the right of the holders of the Debentures then outstanding and to the rights of any preferred class of the Company's securities (if any are outstanding). The common stock issued is fully paid and non-assessable, has no conversion rights, and is not subject to redemption, except under certain circumstances determined by the Board of Directors.

            For the Company to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of its outstanding common stock may be owned, directly or indirectly, by five or fewer individuals. In order to meet these requirements, the Directors of the Company are given power to refuse to recognize the transfer of a sufficient number of shares of common stock to maintain or bring the ownership of common stock of the Company into conformity with such requirements and to refuse the transfer of common stock to persons whose acquisitions thereof would result in a violation of such requirements.

            The Company declared a special dividend to each record holder of shares of common stock on March 17, 1995, of one non-transferable right for each share held on such date. Four rights entitled the holder to purchase one share of common stock at a price of $11.875 per share (the "Rights Transaction"). On April 10, 1995, the Rights Transaction concluded with 985,440 shares purchased for total proceeds of $11,702,100. The net proceeds of approximately $11,400,000 were used to repay a portion of the line of credit.

            In April 1995, the Company concluded a public offering of 1,714,560 shares of common stock at a price of $11.875 per share for gross proceeds of $20,360,400. The net proceeds of approximately $18,600,000 were used to repay a portion of the line of credit.

                         SOUTH WEST PROPERTY TRUST INC.

            The Company had outstanding 21,049,321, 20,319,405 and 16,182,019 shares of common stock at December 31, 1996, 1995 and 1994, respectively.

            Effective April 1, 1994, the Company entered into an employment agreement with an officer of the Company, Senior Vice President for the Charlotte Regional Office of the Company. In connection with this agreement, the officer purchased from the Company 115,000 shares of the Company's common stock for approximately $1,509,000 ($13.125 per share). In January 1995, his employment agreement was terminated, and pursuant to that agreement, the Company repurchased such shares at the purchase price he paid and cancelled such shares.

            DIVIDENDS - The Company paid dividends of $.26 per share of common stock for the first three quarters of 1996. The Company also declared a dividend of $.26 per share for the fourth quarter of 1996 (which was paid on February 1, 1997). Eighty percent of the dividends paid in 1996 were characterized as ordinary income and twenty percent of the dividends were characterized as return of capital.

            The Company paid dividends of $.25 per share of common stock for the first three quarters of 1995. The Company also declared a dividend of $.25 per share for the fourth quarter of 1995 (which it paid on January 17, 1996). Eighty-seven percent of the dividends paid in 1995 were characterized as ordinary income and eight percent of the dividends were characterized as capital gains for federal income tax purposes and five percent of the 1995 dividends were a return of capital.

            The characterization of the dividends for federal income tax purposes is made based upon the earnings and profits of the Company, as defined in the Internal Revenue Code, for the years ended December 31, 1996, 1995 and 1994, respectively.

            In 1995, the Company introduced a dividend reinvestment program to allow its shareholders to acquire additional common shares from the Company at a 5% discount to the fair market price. The dividend reinvestment program also permits stockholders to purchase a limited number of additional shares of common stock on the same basis by making optional cash payments. The Company suspended the dividend reinvestment program as a result of the merger.

            STOCK OPTION PLANS - In May 1992, the Company adopted an incentive and non-qualified stock option plan (the "Stock Option Plan") for the purpose of attracting and retaining the Company's directors, executive officers and other key employees (including any officer or director who is also an employee). A maximum of 1,200,000 shares of common stock were reserved for issuance under the Stock Option Plan. The Stock Option Plan allows for the grant of "incentive" and "non-qualified" options (within the meaning of the Internal Revenue Code) that are exercisable at a price that is at least equal to the fair market value of the shares of common stock at the date of the grant as established by the Compensation Committee of the Board of Directors. In May 1994, the Company's stockholders approved an amendment to the Stock Option Plan that increased the amount of shares reserved for issuance under the Stock Option Plan by 600,000 shares to a maximum of 1,800,000 shares. In 1995, the Company's stockholders approved the 1995 Omnibus Incentive Plan, which provides for the granting of stock options, SAR's, restricted shares and performance units. Under the 1995 plan, 3,000,000 shares were reserved for issuance subject to the limitation that the aggregate number of shares underlying outstanding awards (including those outstanding under the 1992 plan) not exceed approximately 10% of the Company's outstanding capital stock on a fully diluted basis. The options vest over a period of up to 5 years and once vested must be exercised within 5 years. The Company accounts for its options to purchase shares of common stock in accordance with APB No. 25.

            During 1994, the Company granted 600,000 options to purchase a like number of shares of common stock at an exercise price of $13.00 and 100,000 options to purchase a like number of shares at $11.00. The exercise prices reflect the closing price of the shares on the date of each grant. Non-qualified options were exercised to purchase 55,000 shares of common stock at an exercise price of $11.00 each. Additionally, 233,000 options previously granted were forfeited (and became available for reissuance) due to employee attrition. As of December 31, 1994, the Company had outstanding 1,467,000 options to purchase common stock (of which 161,500 were vested) at exercise prices ranging from $11.00 to $13,625 per share.

                         SOUTH WEST PROPERTY TRUST INC.

            During 1995, 626,000 options to purchase shares of common stock at exercise prices ranging from $11.50 to $13.00 each were granted pursuant to the Company's non-qualified employee stock option plan. Non-qualified options were exercised to purchase 275,000 shares of common stock at exercise prices ranging from $11.00 to $13.00 each. Additionally, 100,000 options previously granted were forfeited due to employee attrition. As of December 31, 1995, the Company had outstanding 1,718,000 options to purchase common stock (of which 204,500 are vested) at exercise prices ranging from $11.00 to $13.00 per share.

            During 1996, 69,000 options to purchase shares of common stock at exercise prices ranging from $12.375 to $15.00 each were granted pursuant to the Company's non-qualified employee stock option plan. Non-qualified options were exercised to purchase 631,000 shares of common stock at exercise prices ranging from $11.00 to $13.00 each. Additionally, 219,000 options previously granted were forfeited due to employee attrition. As of December 31, 1996, the Company had outstanding 947,000 options to purchase common stock (none of which were vested) at exercise prices ranging from $11.00 to $15.00.

            During 1996 and 1995, the Company accepted notes receivable totaling $4,904,000 and $1,945,000, respectively, from certain officers, directors and key employees to exercise options to purchase common stock. The notes receivable, which mature on December 31, 2003 and 2002, respectively, are generally in amounts up to 80% of the option exercise price and bear interest at the Applicable Federal Rate (as published by the Internal Revenue Service) at the date of exercise. Principal in the amount of 50% of the exercise price was to be forgiven ratably over seven years beginning January 1, 1998 and 1997, respectively, contingent upon continued service and in the absence of any default on the notes. The balance of such loans was to be payable ratably over the same period. The loans were secured by the common stock purchased.

            Under the terms of the Stock Option Plan, as a result of the Merger, the note receivable forgiveness was accelerated. As of December 31, 1996, $4,526,000 in principal and $152,000 in accrued interest receivable was forgiven. Additionally as a result of the merger, the Company purchased outstanding options for the difference between the exercise price and $15.1527 for a total cost of $2,971,000.

            RIGHTS AGREEMENT - In August 1994, the Company declared a dividend of one right (the "Right") for each outstanding share of the Company's common stock. The Rights do not become detached from the common stock until the occurrence of a triggering event such as a tender offer or acquisition by a person (or related parties) of 10% or more of the Company's outstanding common stock. At that time, the Rights (which expire in August 2004) may be exercised, except by the party causing the triggering event, to purchase for $30 an amount of common stock from the Company having an aggregate market value of $60. During the fourth quarter 1996, the Company's Board of Directors waived the provisions of this plan with respect to the Merger.


NOTE 12 - EXTRAORDINARY LOSSES

Extraordinary losses incurred in 1996 are comprised of the following (in thousands):


Extraordinary loss related to the Merger:
     Forgiveness of officer and employee notes and interest
         receivable (Note 11)....................................... $    4,678
     Buyout of stock options (Note 11)..............................      2,971
     Write-off of abandoned loan negotiation costs..................        600
     Other merger costs paid by SWP.................................      2,058
                                                                        -------
                                                                         10,307
Extraordinary loss from debt repayments                                     370
                                                                        -------
         Total...................................................... $   10,677
                                                                       ========

                        SOUTH WEST PROPERTY TRUST INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)


NOTE 13 - PROFIT SHARING AND SAVINGS PLAN

            The Company has a 401(k) plan for all full-time employees who have been employed for at least 12 months. Eligible employees may contribute up to 15% of their gross pay, subject to certain limitations. In 1995, 1994 and 1993 the Company matched 50% of the amount contributed by the employee, up to 10% of the employee's gross pay. In 1996, 1995 and 1994, expenses include $151,000, $76,000 and $53,000, respectively, representing the employer's matching contribution to the plan.


NOTE 14 - QUARTERLY FINANCIAL DATA (UNAUDITED)

            Unaudited summarized financial data by quarter for 1996 and 1995 is as follows (in thousands, except per share data):



QUARTER ENDED:                                       MARCH 31        JUNE 30        SEPTEMBER 30      DECEMBER 31 (1)
--------------                                       --------       ---------       ------------      ---------------
1996
     Total revenues...........................       $ 19,356       $  20,260       $     21,464      $    22,065
     Net income before extraordinary items....          3,939           4,170              4,219            1,538
     Net income(loss).........................          3,939           4,170              4,219        (   9,139)
     Earnings per share:
        Net income before extraordinary items        $    .19       $     .20       $        .20      $       .07
        Net income (loss).....................            .19             .20                .20         (    .44)


QUARTER ENDED:                                       MARCH 31        JUNE 30        SEPTEMBER 30      DECEMBER 31
--------------                                       --------       ---------       ------------      -----------
1995
     Total revenues...........................       $ 16,928       $  17,525       $     18,508      $   18,901
     Net income...............................          2,995           3,363              3,383           3,290
     Earnings per share:
         Net income...........................       $    .18       $     .19       $        .18      $      .16


(1) In the fourth quarter of 1996, adjustments were recorded to accrue real estate taxes that are in dispute, and to reflect fourth quarter settlements made on prior year real estate taxes in dispute. Additionally, the fourth quarter includes additional operating and general and administrative costs that were accelerated due to the Merger. The entire amount of extraordinary loss (see Note 12) was also incurred in the fourth quarter.

                       UNITED DOMINION REALTY TRUST, INC.
               UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS


         The Unaudited Pro Forma Combined Balance Sheet at December 31, 1996 is not presented as the acquisitions reported on this Form 8-K were consummated on or before December 31, 1996 and are therefore included in the Company's consolidated balance sheet at December 31, 1996. Effective at the close of business on December 31, 1996, a wholly-owned subsidiary of United Dominion Realty Trust, Inc. (the "Company") purchased South West Property Trust Inc. ("South West") a Texas-based public real estate investment trust in a statutory merger (the "Merger"). The Merger has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. Assets and liabilities acquired were recorded at their estimated fair values at December 31, 1996 and results of operations are included from the date of acquisition.

         The Unaudited Pro Forma Combined Statements of Operations for the twelve months ended December 31, 1996 is presented as if the Merger had occurred at the beginning of the period presented. The Unaudited Pro Forma Combined Statements of Operations give effect to the Merger under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16, and the combined entity qualifying as a REIT, distributing at least 95% of its taxable income, and therefore, incurring no federal income tax liability for the period presented. The Unaudited Pro Forma Combined Statements of Operations for the twelve months ended December 31, 1996 excludes extraordinary items of $10,677,000 included in the South West Consolidated Statement of Operations which primarily relate to costs directly attributable to the Merger.

         The Unaudited Pro Forma Combined Statements of Operations give effect to the following acquisitions as if they had occurred on the first day of the period presented: (i) two apartment communities acquired during 1996 as previously reported on Form 8-K dated October 31, 1996 and (ii) 18 apartment communities (the "Southeast Portfolio") acquired in an August 15, 1996 portfolio acquisition as previously reported on Form 8-K dated August 15, 1996 (subsequently updated to reflect the results of operations for the nine months ended September 30, 1996 on Form 8-K dated October 31, 1996).

         The Unaudited Pro Forma Combined Statements of Operations are not necessarily indicative of what the Company's actual results would have been for the twelve months ended December 31, 1996 if the acquisitions and Merger had occurred at the beginning of the period presented, nor do they purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Combined Statements of Operations have been prepared by the management of the Company. The Unaudited Pro Forma Combined Statements of Operations should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1996 (included in the Company's Form 10-K for the year ended December 31, 1996) and the accompanying notes thereto.

                       UNITED DOMINION REALTY TRUST, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1996
                     (In thousands, except per share data)



                                                                      NON-DEVELOPMENT                       DEVELOPMENT
                                                   NON-DEVELOPMENT       PROPERTIES        DEVELOPMENT        PROPERTIES
                                                     PROPERTIES          SOUTHEAST          PROPERTIES        SOUTHEAST
                                                      SOUTHEAST          PORTFOLIO          SOUTHEAST         PORTFOLIO
                                                      PORTFOLIO          PRO FORMA          PORTFOLIO         PRO FORMA
                                     HISTORICAL (1) ACQUISITION (2)    ADJUSTMENTS (4)    ACQUISITION (3)  ADJUSTMENTS (4)
                                     -------------- ---------------   -----------------   ---------------- ----------------
Income
  Rental income                         $242,112        $9,160             $2,265           $3,757               $929
  Interest  and other income
     (non-property)                        1,707
                                     -------------- ---------------   -----------------   ---------------- ----------------
                                         243,819         9,160              2,265            3,757                929
Expenses
  Rental expenses:
        Utilities                         17,735           662                164              219                 54
        Repairs & maintenance             40,665         1,146                283              316                 78
        Real estate taxes                 17,348           651                161              321                 79
        Property management                5,575           452               (172)(5)          184                (70)(10)
        Other operating expenses          23,510           699                232 (6)          266                 89 (11)
  Depreciation of real estate owned       47,410                            2,344 (7)                           1,316 (12)
  Interest                                50,843                            4,566 (8)                           2,223 (13)
  General and administrative               5,418
  Other depreciation and amortization      1,299
  Impairment loss on real estate held
     for disposition                         290
                                     -------------- ---------------   -----------------   ---------------- ----------------
                                         210,093         3,610              7,578            1,306              3,769

Income before gains on sales of
   investments and minority interest of
   unitholders in operating partnership   33,726         5,550             (5,313)           2,451             (2,840)

Gains on sales of investments              4,346
Minority interest of unitholders in
   operating partnership                     (58)
                                     -------------- ---------------   -----------------   ---------------- ----------------
Income before extraordinary item          38,014         5,550             (5,313)           2,451             (2,840)
                                     ============== ===============   =================   ================ ================

Dividends to preferred shareholders       (9,713)
                                     -------------- ---------------   -----------------   ---------------- ----------------

Net income per common share before
   extraordinary item                      $0.49
                                     ==============
Distributions declared per common share    $0.96
                                     ==============

Weighted average number of common shares
   outstanding                            57,482                              774 (9)                             578 (14)






                                       WESTLAND PARK      WESTLAND PARK        UNITED                       SOUTH WEST      UNITED
                                      AND STEEPLECHASE   AND STEEPLECHASE    DOMIMINION                      PRO FORMA     DOMINION
                                         APARTMENTS          PRO FORMA          PRO         SOUTH WEST        MERGER       PRO FORMA
                                       AQUISITIONS (15)   ADJUSTMENTS (16)     FORMA      HISTORICAL (20)  ADJUSTMENTS     COMBINED
                                       ----------------   ----------------   ----------   ---------------  -----------     ---------
Income
  Rental income                             $1,278                $95         $259,596         $82,169                     $341,765
  Interest  and other income
     (non-property)                                                              1,707             976                        2,683
                                       ----------------   ----------------   ----------   ---------------  -----------      -------
                                             1,278                 95          261,303          83,145               0      344,448
Expenses
  Rental expenses:
        Utilities                               50                  4           18,888           5,492                       24,380
        Repairs & maintenance                  139                 10           42,637          10,818                       53,455
        Real estate taxes                      114                  8           18,682           8,631                       27,313
        Property management                     69                (30)(17)       6,008           2,884          (1,089)(21)   7,803
        Other operating expenses               153                 11           24,960          10,418                       35,378
  Depreciation of real estate owned                               252 (18)      51,322          13,447           2,015 (22)  66,784
  Interest                                                        499 (19)      58,131          14,126          (1,316)(23)  70,941
  General and administrative                                                     5,418           3,133          (1,438)(24)   7,113
  Other depreciation and amortization                                            1,299             330                        1,629
  Impairment loss on real estate held
     for disposition                                                               290                                          290
                                       ----------------   ----------------   ----------   ---------------  -----------      -------
                                               525                754          227,635          69,279          (1,828)     295,086

Income before gains on sales of
   investments and minority interest of
   unitholders in operating partnership        753               (659)          33,668          13,866           1,828       49,362

Gains on sales of investments                                                    4,346                                        4,346
Minority interest of unitholders in
   operating partnership                                                           (58)                                         (58)
                                       ----------------   ----------------   ----------   ---------------  -----------      -------
Income before extraordinary item               753               (659)          37,956          13,866           1,828       53,650
                                       ================   ================   ==========   ===============  ===========      =======

Dividends to preferred shareholders                                             (9,713)                                      (9,713)
                                                                             ==========                                     =======
Net income per common share before
   extraordinary item                                                            $0.48                                        $0.54
                                                                             ==========                                     =======
Distributions declared per common share                                          $0.96                                        $0.96
                                                                             ==========                                     =======

Weighted average number of common shares
   outstanding                                                                  58,834                          22,671 (25)  81,505



See accompanying notes.

                       UNITED DOMINION REALTY TRUST, INC.
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996


BASIS OF PRESENTATION
The Unaudited Pro Forma Combined Statements of Operations on this Form 8-K reflect the historical results of the Company adjusted to reflect the operations of: (i) 44 apartment communities containing 14,320 apartment homes (excluding 675 apartment homes under development) owned by South West that were merged with and into UDR Western Residential, Inc., a wholly-owned subsidiary of the Company, on December 31, 1996, (i) two apartment communities acquired during 1996 as previously reported on Form 8-K dated October 31, 1996 and (ii) 18 apartment communities (the "Southeast Portfolio") acquired in an August 15, 1996 portfolio acquisition as previously reported on Form 8-K dated August 15, 1996 (subsequently updated to reflect the results of operations for the nine months ended September 30, 1996 on Form 8-K dated October 31, 1996).

For presentation purposes in the Unaudited Pro Forma Combined Statements of Operations on this Form 8-K, the Southeast Portfolio has been segregated into two components, the development properties and the non-development properties. There are 14 properties containing 3,196 units which are considered non-development properties and 4 properties containing 1,312 units which are considered development properties. The 14 non-development properties were built prior to 1995 and the four development properties had completed units available for occupancy at various times during 1995 and 1996. For the period presented, the pro forma adjustments for the four development properties are determined based upon the weighted average balance of the purchase price outstanding. The weighted average balance of the purchase price outstanding was calculated by assuming the properties were financed and acquired by the Company on the dates on which certificates of occupancy were obtained for each unit during 1995 and 1996.

 The Unaudited Pro Forma Combined Statements of Operations assumes the Merger occurred on the first day of the reporting period presented. In connection with the Merger, the Company issued 22.8 million shares of common stock valued at $14.125 per share for all of the outstanding common stock of South West for an aggregate equity value of approximately $322.1 million. The Company acquired real estate assets of $559.6 million plus other assets and cash of $8.4 million and $2.7 million, respectively. In addition, the Company assumed debt totaling $225.0 million, including the following : (i) an unsecured line of credit with an investment bank in the amount of $69.1 million with a weighted average interest rate of 6.3%, (ii) an unsecured note payable in the amount of $55.9 million bearing interest of 7.0%, (iii) two REMIC financings aggregating $94.9 million with a weighted average interest rate of 7.76%, (iv) one mortgage note payable in the amount of $5.1 million bearing interest of 8.5% and (v) other liabilities aggregating $23.8 million.

In addition to the Merger outlined above, the Unaudited Pro Forma Combined Statements of Operations assume the acquisition of Westland Park and Steeplechase Apartments with bank line borrowings aggregating $30.2 million and a weighted average interest rate of 5.98% (the Company's weighted average market interest rate on short-term bank borrowings in effect at the time of each of the acquisitions).

Also, the Consolidated Pro Forma Statements of Operations assume the acquisition of the 14 non-development apartment communities contained in the Southeast Portfolio as if it had occurred on the first day of the reporting period presented. The Pro Forma Statements of Operations include the effect of debt and equity incurred in connection with the acquisition of the 14 non-development apartment communities contained in the Southeast Portfolio which includes: (i) bank lines of credit of approximately $14.0 million with a weighted average interest rate of 6.01% (The Company's market interest rate on short-term bank borrowings in effect at the time of the acquisition), (ii) the assumption of secured debt encumbering the properties in the aggregate amount of approximately $75.2 million with a weighted average interest rate of 7.30%,
(iii) Seller financing of approximately $13.9 million bearing interest of 7.10%, and (iv) the issuance of approximately 934,000 newly issued shares of the Company's common stock valued at $13.50 (the closing sales price of the Company's common stock on the date of acquisition) per share for total consideration of $12.6 million. The Unaudited Pro Forma Statements of Operations also assume the acquisition of the four development apartment communities contained in the Southeast Portfolio. The Unaudited Pro Forma Statements of operations include the effects of debt and equity incurred in connection with the acquisition of the four development apartment communities contained in the Southeast Portfolio which includes: (i) bank lines of credit of approximately $11.2 million with a weighted average interest rate of 6.01% (the Company's market interest rate on short-term bank borrowings in effect at the time of the acquisition), (ii) the assumption of secured debt encumbering the properties in the aggregate amount of approximately $34.6 million with a weighted average interest rate of 6.59%, (iii) Seller financing of approximately $11.1 million bearing interest of 7.10% and (iv) the issuance of approximately 746,000 newly issued shares of the Company's common stock valued at $13.50 per share (the closing sales price of the Company's common stock on the date of acquisition) for total consideration of $10.1 million.

The assumption of secured debt encumbering the Southeast Portfolio properties consists of the following: (i) four mortgage notes payable encumbering specific properties aggregating $38.6 million, (ii) a $40 million secured senior credit facility with Wachovia Bank and (iii) a $31.2 million secured senior credit facility with First Union National Bank, as follows:

   Specific Mortgage or Construction Notes Payable:
   ------------------------------------------------
                                      LOAN          INTEREST
   PROPERTY NAME                     AMOUNT           RATE
   Cape Harbor*                  $  9,500,000       6.531% (Variable-LIBOR + 1%)
   The Village at Cliffdale        10,509,232       7.875%
   Rivergate                        9,837,246       8.000%
   Morganton Place                  8,739,750       6.531% (Variable-LIBOR + 1%)
                                 ------------
                                 $ 38,586,228
                                 ============
   *Construction Note Payable

   Cross-Collateralized Secured Notes Payable:
   -------------------------------------------
                                     LOAN         INTEREST
   LENDER                           AMOUNT          RATE
   Wachovia Bank**               $ 10,000,000     7.14%
   Wachovia Bank**                  5,000,000     6.98%
   Wachovia Bank**                 25,000,000     6.53% (Variable-LIBOR +1%)
   First Union National Bank***    20,000,000     7.75%
   First Union National Bank***     5,000,000     7.38%
   First Union National Bank***     5,000,000     7.50%
   First Union National Bank***     1,232,805     6.61% (Variable-LIBOR +1.18%)
                                 ------------
                                 $ 71,232,805
                                 ============

   Total Mortgage Notes Payable  $109,819,033
                                 ============

** The $40 million Wachovia Bank senior credit facility is secured by six properties contained in the Southeast Portfolio. For purposes of this Form 8- K, LIBOR is assumed to be 5.53% which represents the 3 month LIBOR on August 15, 1996, the date of the acquisition. There are two related interest rate swap agreements with Wachovia Bank in the aggregate notional amount of $15 million under which theCompany pays a fixed-rate of interest and receives a variable-rate on the notional amounts. The interest rate swaps effectively change the Company's interest rate exposure from a variable-rate to a fixed-rate of 7.09% (weighted average) on $15 million of the $40 million senior credit facility.

*** The $31.2 million First Union National Bank senior credit facility is secured by seven properties contained in the Southeast Portfolio. For purposes of this Form 8- K, LIBOR is assumed to be 5.43% which represents the 1 month LIBOR on August 15, 1996, the date of the acquisition. There are three interest rate swap agreements with First Union National Bank in the aggregate notional amount of $30 million under which the Company pays a fixed-rate of interest and receives a variable-rate on the notional amounts. The interest rate swaps effectively change the Company's interest rate exposure from a variable- rate to a fixed-rate of 7.65% (weighted average) on $30 million of the $31.2 million senior credit facility.

The Unaudited Pro Forma Combined Statements of Operations are not necessarily indicative of what the Company's results would have been for the year ended December 31, 1996 if the acquisitions had been consummated at the beginning of the period presented, nor do they purport to be indicative of the results of operations or financial position in future periods.

(1) Represents the Company's Historical Statements of Operations contained in its Annual Report on Form 10- K for the years ended December 31, 1996.

(2) Represents the actual results of operations for the 14 properties containing 3,196 units which are considered non-development properties. A reconciliation of the combined rental operations of the development and non-development properties to the audited combined results of operations for the six months ended June 30, 1996, as appearing in Form 8-K dated August 15, 1996, is as follows:

                                               Net Income
                                               Six Months
         Properties                            (In 000's)
         ----------                            ---------
         Development Properties                $   2,451
         Non-Development Properties                5,550
                                                   -----
                                               $   8,001
                                                   =====


(3) Represents the actual results of operations for the 4 properties containing 1,312 units which are considered development properties for the six month period ended June 30, 1996. See Note 2 above.

(4) Represents the pro forma results of operations for the 14 non-development properties and the four development properties for the 45 day period from July 1, 1996 to August 15, 1996, which was the period that the properties were not owned by the Company during 1996 (based on the unaudited combined statement of rental operations for the 182 day stub period from January 1, 1996 to June 30, 1996). The unaudited combined statement of rental operations was for the stub period January 1, 1996 to June 30, 1996, as appearing in Form 8-K dated August 15, 1996 (See Notes 2 and 3 above).

(5) Reflects the net decrease in property management fees for the non-development properties. The Company internally manages its apartment properties at an assumed cost of approximately 2.5% of rental income (based upon 1995 actual information). The Company uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee.

(6) Represents the net increase in insurance expense to reflect that the Company insures its apartments for approximately $29.97 per unit more than the historical insurance expense of the 3,196 apartment units for the the non-development properties contained in Southeast Portfolio (the twelve months ended December 31, 1996, includes a pro forma adjustment for 227 out of 366 days).

(7) Reflects the net adjustments to depreciation expense to record the non-development properties in the Southeast Portfolio acquisition at the beginning of the period presented. Depreciation is computed on a straight-line basis over the useful lives of the related assets based upon the actual purchase price allocation of the Southeast Portfolio. Buildings have been depreciated over 35 years and other improvements over a weighted average life of 7.1622 years based upon the initial cost of the non-development properties in the Southeast Portfolio of $115.7 million. The allocation and useful lives are as follows for the non-development properties:


                                                                1996
                              Allocation of   Useful Life   Depreciation
                             Purchase Price    In Years      Adjustment**
                             --------------   -----------  --------------

         Building             $ 96,637,354        35       $   1,712,465
         Other Improvements      7,296,003      7.1622           631,805
         Land                   11,739,024       N\A                  --
                              ------------                  ------------
                              $115,672,381                 $   2,344,270
                              ============                 =============


** The twelve months ended December 31, 1996, includes a pro forma adjustment for 227 out of 366 days.

(8) Reflects the additional interest expense associated with the acquisition of the non-development properties contained in the Southeast Portfolio as follows: (i) variable-rate bank debt aggregating $14.0 million used to fund the acquisition at assumed interest rates equal to market rates in effect at the time of the acquisition of 6.01%, (ii) the assumption of secured debt in the amount of $75.2 million which includes two mortgage notes aggregating $20.3 million and seven cross-collateralized notes aggregating $54.9 million with a weighted average interest rate of 7.36%, and (iii) the issuance of a fixed-rate $13.9 million note to the Seller of the Southeast Portfolio bearing interest of 7.10%.



                                     Weighted
                                     Average         1996
                                     Interest   Interest Expense
         Type of Debt     Amount       Rate       Adjustment**
         ------------   -----------  --------   ----------------
         Bank Lines    $ 13,982,880    6.01%     $     521,214
         Secured Debt*   75,175,680    7.36%         3,432,639
         Note to Seller  13,902,591    7.10%           612,208
                        -----------                ------------
                       $103,061,151               $   4,566,061
                        ===========                ============

** The twelve months ended December 31, 1996, includes a pro forma adjustment for 227 out of 366 days.

(9) Represents the issuance of 934,165 shares of the Company's common stock to the Seller of the Southeast Portfolio at $13.50 per share attributable to the non-development properties in the Southeast Portfolio based upon the aggregate allocated purchase price. The shares are assumed to have been outstanding from the beginning of the period presented. The twelve months ended December 31, 1996, includes a pro forma adjustment for 227 out of 366 days.

(10) Reflects the net decrease in property management fees for the development properties. The Company internally manages its apartment properties at an assumed cost of approximately 2.5% of rental income (based upon 1995 actual information). The Company uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee.

(11) Represents the net increase in insurance expense to reflect that the Company insures its apartments for approximately $29.97 per unit more than the historical insurance expense of the 1,312 apartment units for the development properties contained in Southeast Portfolio. Since the four development properties were under various stages of construction during 1996, the weighted average number of units outstanding for the period presented is used in the calculation of the insurance expense pro forma adjustment. For the twelve months ended December 31, 1996, the weighted average number of development units outstanding was 1,241 (the twelve months ended December 31, 1996, includes a pro forma adjustment for 227 out of 366 days).

(12) Reflects the net adjustments to depreciation expense to record the development properties in the Southeast Portfolio acquisition at the beginning of the period presented. Depreciation is computed on a straight-line basis over the useful lives of the related assets based upon the actual purchase price allocations of the Southeast Portfolio. Buildings have been depreciated over 35 years and other improvements over a weighted average life of 6.7 years based upon the initial cost of the development properties in the Southeast Portfolio of $67.0 million. The allocation and useful lives are as follows for the development properties:



                                          Weighted Average                   1996
                           Allocation of    Allocation of   Useful Life  Depreciation
                           Purchase Price  Purchase Price*   In Years     Adjustment**
                           --------------  ---------------  -----------  -------------
         Building          $  57,967,420    $54,604,690          35       $   967,624
         Other Improvements    4,048,512      3,768,179         6.7           348,820
         Land                  4,952,938      4,623,032         N\A                --
                            ------------     ----------                    ----------
                           $  66,968,870    $62,995,901                   $ 1,316,444
                            ============     ==========                    ==========



* Since the four development properties were under various stages of construction during 1996, the weighted average balance of the purchase price outstanding for the period presented is used in the calculation for the depreciation expense pro forma adjustment.

** The twelve months ended December 31, 1996, includes a pro forma adjustment for 227 out of 366 days.

(13) Reflects the additional interest expense associated with the acquisition of the development properties contained in the Southeast Portfolio as follows: (i) additional bank debt aggregating $11.2 million used to fund the acquisition at assumed interest rates equal to market rates in effect at the time of the acquisition of 6.01%, (ii) the assumption of various secured debt aggregating $34.6 million bearing a weighted average interest rate of 6.76% which includes one mortgage note, one construction note and seven cross- collateralized notes and (iii) the issuance of a fixed-rate $11.1 million note to the Seller of the Southeast Portfolio bearing interest of 7.10%.



                                                                                     1996
         Development                        Weighted Average  Weighted Average  Interest Expense
         Property              Total Debt   Debt Outstanding   Interest Rate      Adjustment**
         --------            ------------   ----------------  ----------------  ----------------
         Morganton Place    $ 12,386,796    $    12,386,796        6.537781%    $   502,266
         Lake Brandt          12,000,041         12,000,041        7.016978%        522,249
         Cape Harbor          16,733,447         13,410,168        6.540838%        544,017
         Stonesthrow          15,781,975         15,781,975        6.684529%        654,300
                             -----------     --------------                      ----------
                            $ 56,902,259    $    53,578,980                     $ 2,222,832
                             ===========     ==============                      ==========

** Since the four development properties were under various stages of construction during 1996, the interest expense pro forma adjustment is based on the weighted average amount of debt outstanding as determined by the weighted average balance of the purchase price outstanding. For the twelve months ended December 31, 1996, the interest expense adjustment is calculated on 227 out of 366 days.

(14) Represents the issuance of 745,675 shares of the Company's common stock to the Seller of the Southeast Portfolio at $13.50 per share attributable to the development properties in the Southeast Portfolio based on the aggregate allocated purchase price. The shares are assumed to have been issued and outstanding from the earlier of the beginning of the period presented or the date on which certificates of occupancy were granted for each unit contained in the development properties. For the twelve months ended December 31, 1996, based upon the weighted average balance of the purchase price outstanding during 1996, the weighted average days the stock is assumed to have been outstanding is 175.92 (out of 366 days).

(15) Represents the actual results of operations for Steeplechase Apartments and Westland Park Apartments that have been previously reported to the Securities and Exchange Commission by the Company on Form 8-K dated October 31, 1996.

(16) Represents the pro forma adjustments for Westland Park and Steeplechase Apartments. For Westland Park Apartments this represents the 8 day period from May 1, 1996 to May 9, 1996, which was the period that the property was not owned by the The Company during 1996 and the period not included in the actual results of operations in Note 23 (based on the average per day unaudited statement of rental operations for the 121 day stub period from January 1, 1996 to April 30, 1996). For Steeplechase Apartments this represents the 6 day period from March 1, 1996 to March 6, 1996, which was the period that the property was not owned by the Company during 1996 and the period not included in the actual results of operations in Note 23 (based on the average per day unaudited statement of rental operations for the 60 day stub period from January 1, 1996 to February 29, 1996).

(17) Reflects the net decrease in property management fees for Westland Park and Steeplechase Apartments. The Company internally manages its apartment properties at an assumed cost of approximately 2.5% of rental income (based upon 1995 actual information). The Company uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee.

(18) Reflects the net adjustments to depreciation expense to record Westland Park and Steeplechase Apartments acquisitions at the beginning of each period presented. Depreciation is computed on a straight-line basis over the useful lives of the related assets based upon the actual purchase price allocations of the properties. Buildings have been depreciated over 35 years and other assets over 5, 10 or 20 years depending on the useful life of the related asset. The weighted average life of other assets for Westland Park and Steeplechase Apartments is approximately 7.41 years based upon the initial cost of the properties of $30.2 million. The allocation and useful lives are as follows:


                                                                 1996
                           Allocation of    Useful Life      Depreciation
                           Purchase Price    In Years        Adjustment**
                           --------------   -----------      ------------
         Building          $  25,133,903        35           $   200,384
         Other Improvements    1,375,227     7.405319             51,820
         Land                  3,689,016                              --
                            ------------                      ----------
                           $  30,198,146                     $   252,204
                            ============                      ==========


* The twelve months ended December 31, 1996, includes a pro forma adjustment for 102.13 (66 days for Steeplechase Apartments and 129 days for Westland Park Apartments) out of 366 days.

(19) Reflects the additional interest expense associated with the acquisition of Westland Park and Steeplechase Apartments on variable-rate bank debt aggregating $30.2 million used to fund the acquisitions at assumed interest rates equal to market rates in effect at the time of each respective acquisition.

                                                              1996
                                                         Interest Expense
         Property             Total Debt   Interest Rate   Adjustment**
         --------            -----------   ------------- ----------------
         Westland Park      $ 16,699,276       6.0296%    $      354,891
         Steeplechase         13,498,870       5.9144%           143,969
                             -----------                   -------------
                            $ 30,198,146                  $      498,860
                             ===========                   =============


** For the twelve months ended December 31, 1996, the interest expense adjustment for Westland Park and Steeplechase Apartments is for 129 and 66 days, respectively (based on a 366 day year).

(20) Certain reclassifications have been made to South West's historical statements of operations for the twelve months ended December 31, 1996 to conform to the Company's financial statement presentations.

(21) Reflects the estimated net reduction of property management costs of $1,089,000 for the twelve months ended December 31, 1996, based upon the identified historical costs for those items which are anticipated to be eliminated or reduced as a result of the Merger, as follows (in thousands):



         Net reduction in salary, benefits and occupancy costs $ 497 Net reduction in travel, entertainment and related
           expenses                                                      141
         Net reduction in other expenses                                 451
                                                                   ---------
         Pro forma adjustment                                      $   1,089
                                                                   =========

(22) Represents the net increase in depreciation of real estate owned as a result of recording the South West real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have an estimated weighted average useful life of approximately 27.6 years. Buildings have been depreciated over 35 years and other assets over 5, 10 or 20 years depending on the useful life of the related asset.

         Calculation of fair value of depreciable real estate assets at December 31, 1996 (in thousands):

    Purchase price                                                  $   572,281
         Less:
         Purchase price allocated to cash and other assets              (12,690)
         Purchase price allocated to land                              (104,044)
         Purchase price allocated to real estate under development**    (28,623)
                                                                    -----------
         Pro Forma basis of South West's depreciable real estate
                  held for investment at fair value assets          $   426,924
                                                                    ===========

         ** At December 31, 1996, South West had one apartment communities containing 315 apartment homes under development and three additions to existing properties which will total 360 apartment homes under construction. The historical cost of construction in progress is assumed to be at fair value.

         Calculation of depreciation of real estate owned for the twelve months ended December 31, 1996 (in thousands):


         Depreciation expense based upon an
                  estimated weighted average
                  useful life of approximately 27.6
                  years                                      $   15,462
         Less historical South West depreciation of real
                  estate owned                                  (13,447)
                                                              -----------
         Pro forma adjustment                                $    2,015
                                                              ===========



(23) Represents the estimated net adjustment to interest expense for the twelve months ended December 31, 1996 as follows (in thousands):



         To adjust amortization of South West's deferred financing costs which were eliminated in connection
                  with the Merger                                            $   (1,295)
         To adjust the amortization of the premium on
                  South West's notes payable to fair value                         (278)
          To reflect the additional borrowings of $4.1 million  of  variable-
                  rate bank line borrowings used to fund the Merger
                  and registration costs (at current market interest
                  rates available to the Company of 6.3%)                           257
                                                                              ---------
                           Pro forma adjustment                              $   (1,316)
                                                                              =========



(24) Represents the estimated net reduction to general and administrative costs of $1,438,000 for the twelve months ended December 31, 1996, based upon the identified historical costs of certain items which are anticipated to be eliminated or reduced as a results of the Merger, as follows (in thousands):


         Net reduction in salary, benefits and occupancy costs   $     659
         Net reduction in duplication of public company
                  expenses                                             178
         Net reduction in other expenses                               601
                                                                ----------
                                                                $    1,438
                                                                 ==========


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(25)     The pro forma weighted average shares outstanding for the twelve months ended December 31, 1996 is computed as follows:


         South West's historical weighted average common shares
                  outstanding                                        20,937
         Plus: effect of South West vested stock options converted
                  upon Merger                                           211
         Less: dilutive effect of South West stock options
                  to be eliminated in the Merger                       (220)
                                                                    -------
         South West adjusted weighted average common shares
                  outstanding                                        20,928
                                                                    =======
         United Dominion Pro Forma weighted average
                  common  shares outstanding                         58,834
         Issuance of the Company's common stock at an
                  exchange ratio of  1.0833 for all of the South
                  West common stock  in  connection with
                  the Merger *                                       22,671
                                                                     ------
                           Pro Forma Shares                          81,505
                                                                     ======


* Weighted average historical South West common shares outstanding multiplied by the exchange ratio.



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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         UNITED DOMINION REALTY TRUST, INC.



Date:  March 17, 1997                    /s/ James Dolphin
       --------------                    ------------------------------------
                                         James Dolphin, Senior Vice President
                                                      Chief Financial Officer


Date:  March 17, 1997                    /s/ Jerry A. Davis
       --------------                    ------------------------------
                                         Jerry A. Davis, Vice President
                                                   Corporate Controller


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